                                                                    EXHIBIT 10.4


                            MODIFICATION, RESTATEMENT
                                       AND
                                 CONTINUATION OF
                              EMPLOYMENT AGREEMENT


         THIS MODIFICATION, RESTATEMENT AND CONTINUATION OF EMPLOYMENT AGREEMENT (THE "MODIFICATION") is made as of the 31st day of December, 1997 by and between SYKES HEALTHPLAN SERVICES, INCORPORATED, a Florida corporation (the "Company"), SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("Sykes"), and DAVID E. GARNER (the "Executive").

                                   WITNESSETH:

         WHEREAS, Sykes and Executive entered into an Employment Agreement (the "Agreement") as of the 1st day of March, 1996; and

         WHEREAS, Sykes is a fifty percent (50%) shareholder of Company and deems it to be in the best interest of the shareholders of Sykes that Executive continue his employment as an executive of Company on the modified terms set forth in this Modification; and

         WHEREAS, it is the intention of Sykes, Executive and Company that the terms of this Modification will supersede and replace the terms of the Agreement but, that, to the extent not specifically altered, the respective rights and obligations of Company, Executive and Sykes under the Agreement and this Modification will be continuous from the date of the Agreement to and through the end of the Term as defined herein; and

         WHEREAS, the Company desires to assure itself of the Executive's employment in an executive capacity; and

         WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. EMPLOYMENT AND DUTIES. Subject to the terms and conditions of this Modification, the Company shall employ the Executive during the Term (as hereinafter defined) as President of the Company in such management capacities as may be assigned, from time to time, by the Company. The Executive accepts such employment and agrees to devote his best efforts and entire business time, skill, labor and attention to the performance of such duties. The Executive agrees to provide promptly a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines, in good faith, that such activities conflict with the Executive's performance of his duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 10% of the ownership of the organization or which may be in violation of Section 5 hereof, and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director, of the Company or any subsidiary or affiliate of the Company, including Sykes; provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

         2. TERM. Subject to the terms and conditions of this Modification, including but not limited to the provisions for termination set forth in Section 6 hereof, the employment of the Executive under the terms of Modification shall commence on the date hereof and shall continue through and including the close of business on the anniversary date of the Agreement as set forth on Exhibit A attached hereto and incorporated herein (such term shall herein be defined as the "Term"). The parties intend that Executive's employment by Sykes pursuant to the Agreement will continue to the date of this Modification and Executives employment will commence with the Company on the date hereof, without interruption, to __________, 2000.

         3.       COMPENSATION.

                  (a) Base Salary and Bonus. As compensation for the Executive's services under this Modification, the Executive shall receive, and the Company shall pay, a weekly base salary set forth on Exhibit A. Such base salary may be changed during the Term, in the Company's discretion, based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled, during the Term of this Modification to a performance bonus as set forth on Exhibit A and to participate in all other bonus and other incentive compensation plans as may be adopted by the Company on the same basis and terms as other executive officers of the Company. However, from and after the date of this Modification, Sykes' obligation will, in accordance with the terms hereof, not to exceed $150,000 per year, as specifically set forth herein.

                  (b) Payments. All amounts paid pursuant to this Modification shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state and local income tax, if any, and comparable laws and regulations.

                  (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number


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
of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as set forth on Exhibit A, and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance and other employee benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

         4.       CONFIDENTIAL INFORMATION.

                  (a) The Executive has acquired and will acquire non-public information and knowledge respecting the intimate and confidential affairs of Sykes and the Company, including without limitation confidential information with respect to Sykes and the Company's customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by Sykes and the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company and his prior employment by Sykes (whether during the Term hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of both the Company and Sykes, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any non-public Confidential Information obtained by the Executive while in the employ of either Sykes or the Company. Notwithstanding the foregoing, Executive may disclose the Confidential Information pursuant to the requirement or request of a governmental agency or pursuant to a court or administrative subpoena, order or other such legal process or requirement of law, or in defense of any claims or causes of action asserted against him; provided, however, that Executive shall first notify the Company of such request or requirement, or proposal for use in defense.

                  (b) The Executive agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to Sykes or the Company's operations or business, some of which may be prepared by the Executive, and all objects associated therewith in any way obtained by the Executive shall be either Sykes or the Company's property as appropriate under the circumstances. This shall include, but is not limited to, documents and objects concerning any customer lists, contracts, price lists, manuals, mailing lists, advertising materials, and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except on the Company's behalf, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for Sykes or the Company's benefit as appropriate under the circumstances, either during the Executive's employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to Sykes or the Company, as appropriate under the circumstances, upon termination of the Executive's employment, or at any other time at the Company's or Sykes's request.


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         5.       COVENANT NOT TO COMPETE.

                  (a) The Executive covenants and agrees that during the Executive's employment by Sykes and the Company (whether during the Term hereof or otherwise), and thereafter for a period of time set forth on Exhibit A following the termination of the Executive's employment the Executive will not:

                           (i) directly or indirectly engage in, continue in or carry on the business Sykes or of the Company, or any business substantially similar thereto, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                           (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of Sykes or the Company in any aspect of Sykes or the Company's business during the Executive's employment with Sykes or the Company, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; directly or indirectly soliciting customers or employees of Company or Sykes or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms' length basis with any such competitor; or

                           (iii) engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or either Sykes or the Company;

provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

                  (b) The Executive agrees that the geographic scope of this covenant not to compete shall extend to the geographic area where either Sykes or the Company's customers conduct business at any time during the term of this Modification. For purposes of this Modification, "customers" means any person or entity to which either Sykes or the Company provides or has provided within a period of one (1) year prior to the Executive's termination of employment labor, materials or services for the furtherance of such entity or person's business or any person or entity that within such period of one (1) year either Sykes or the Company has pursued or communicated with for the purposes of obtaining business.

                  (c) In the event of any breach of this covenant not to compete, the Executive recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to Sykes or the Company for such violation or breach and regardless



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of any other provision contained in this Modification or the Agreement, the
Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this
Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against either Sykes or the Company, whether arising from this Modification or the Agreement or otherwise, shall in no way constitute a defense to the enforcement of this covenant not to compete, and the duration of this covenant not to compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this covenant not to compete. Further, the Executive acknowledges and agrees that either Sykes or the Company, or both, as the case may be, shall be entitled to liquidated damages in the amount of $200 per day for each day during which the Executive is in violation of this covenant not to compete, and the Executive does specifically acknowledge and agree that the liquidated damages in such amount are fair and reasonable, in that it may be difficult to determine the extent of the damages actually incurred in the event of the breach of this covenant not to compete by the Executive.

                  (d) In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

         6.       TERMINATION.

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. If, during the Term, the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive or, if due to such physical or mental disability, the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than 30 days' written notice.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder: (i) if the Executive engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to Company;
(ii) if the Executive is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction; (iii) for the Executive's neglect of his duties hereunder or the Executive's refusal to perform his duties or responsibilities hereunder, as determined by the Company's Board of Directors in good faith; (iv) for the Executive's violation of this Modification or the Agreement, including without limitation Section 5 hereof;
(v) chronic absenteeism; (vi) use of illegal drugs; (vii) insobriety by the Executive while performing his or her duties hereunder; and (viii) any act of dishonesty or



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falsification of reports, records or information submitted by the Executive to the Company or Sykes.

                  (d) Severance Payment. In the event of a termination of the Executive's employment pursuant to this Section 6 or by the Executive, all payments to the Executive hereunder shall immediately cease and terminate. In the event of a termination by the Company of the Executive's employment with the Company for any reason other than pursuant to this Section 6 then the Company shall have no further obligation to make payments under this Agreement except that the Company shall pay the Executive severance pay (in equal installments in accordance with Company policy immediately prior to such termination) in the amount set forth on Exhibit A ("Severance Payment"). Such Severance Payment, however, shall not be required to be paid by the Company if the Company elects, in its sole discretion, to release the Executive from the covenant not to compete set forth in Section 5 hereof. However, if Sykes elects to enforce the covenant not to compete as it relates to Sykes, it shall have the right to do so regardless of the Company's decision not to enforce the same and Sykes in that event shall make the severance payments called for in the Agreement. If the Company terminates the Executive's employment pursuant to Section 6(a), (b) or
(c), or the Executive terminates such employment, the Executive shall not be entitled to the Severance Payment and the covenant not to compete set forth in
Section 5 hereof shall remain in full force and effect as to both Sykes and the Company. Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he was entitled under this Modification or otherwise as an employee of the Company through the termination date of his employment with the Company. Among other things, this would include the pro rata share of any bonus earned through the termination date.

                  (e) Transition Services. Upon a termination of employment by the Executive or by the Company with Cause, the Executive shall cooperate with the Company's reasonable requests to ensure an orderly and businesslike transfer of the Executive's duties to other personnel designated by the Company. Additionally, the Executive shall make himself available at reasonable times upon reasonable notice to consult with the Company and assist the Company with respect to: (i) any matters for which the Company requests such assistance for a period of six (6) months after such termination, and (ii) any litigation or governmental or quasi-governmental agency investigation which may be pending at the time of termination or implemented after termination which relates to any period during which the Executive was employed by the Company; provided that, in either case, the Company shall reimburse the Executive for any reasonable out-of-pocket expense incurred by the Executive at the Company's request in connection with such consultation at times which will not interfere with any subsequent employment which the Executive has obtained and such consultation shall not require more than an average of two days per month without the Executive's consent. A breach of the foregoing provisions by the Executive shall be deemed to be a material breach of this Agreement.

         7. NOTICE. For purposes of this Modification, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when



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hand-delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive, to the address set forth on the signature page

         If to the Company:

         Sykes HealthPlan Services, Inc.
         100 North Tampa Street
         Suite 3900
         Tampa, FL 33602

         If to Sykes:

         Sykes Enterprises, Incorporated
         100 North Tampa Street
         Suite 3900
         Tampa, Florida 33602
         Attn: Chief Executive Officer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         8. MISCELLANEOUS. No provision of this Modification may be modified or waived unless such waiver or modification is agreed to in a writing signed by the parties hereto; provided, however, Exhibit A may be amended by the Company in its discretion, except to the extent it affects in any manner Sykes, without the Executive's consent to the extent provided therein; provided, however, no amendment may be made which impairs or adversely affects the rights of the Executive without the Executive's written consent. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Modification is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Modification. Any prior agreement relating to the Executive's employment with the Company is hereby superseded. This Modification shall be binding upon and inure to the benefit of Sykes, the Company, their respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Modification without the prior written consent of all parties and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Modification shall under any circumstances be deemed invalid or inoperative, the Modification shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall



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


be construed and enforced accordingly. The validity, interpretation, construction and performance of this Modification shall be governed by the internal laws of the State of Florida. This Modification may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Modification has been jointly drafted by the respective representatives of the parties and no party shall be considered as being responsible for such drafting for the purpose of applying any rule constituting ambiguities against the drafter or otherwise.

         9. SEVERAL NOT JOINT OBLIGATIONS. It is the intention of the Parties that Sykes will retain the liability for performing its obligations under the Agreement to the extent they accrue prior to the date of this Modification and that it will retain the right to enforce the obligations of Executive both under the Agreement and to the extent specifically described as a right of Sykes, under this Modification. Company shall have the obligation to perform its duties from and after the date of this Modification and except as specifically described in paragraph 10., Executive shall look solely to Company for such performance or any damages or cause of action arising from this Modification.

         10. SYKES SEVERANCE OBLIGATION. To the extent that Executive is entitled to receive severance payments either pursuant to Sykes's sole elections set forth in paragraph 6 or pursuant to the rights to the same payable other than pursuant to paragraph 6, then Sykes shall retain the obligation and liability for the same as set forth in the Agreement to the maximum amount of $150,000 per year.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                             SYKES ENTERPRISES, INCORPORATED

                             By:      /s/ John H. Sykes
                                      --------------------------------------
                                      John H. Sykes, Chief Executive Officer


                             Attest: /s/ Margery Bass
                                      --------------------------------------
                                      Margery Bass, Secretary


                             "EXECUTIVE"

                             /s/ David E. Garner
                             -----------------------------------------------
                             DAVID E. GARNER


                             SYKES HEALTHPLAN SERVICES, INC.

                             By:      /s/ David E. Garner
                                      --------------------------------------
                                      David E. Garner, President

                             Attest:  /s/ David E. Garner
                                      --------------------------------------
                                      David E. Garner, Secretary















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                                    EXHIBIT A

TERM:    3 additional years, from the date hereof.

BASE SALARY: $4,326.92 per week

DISCRETIONARY PERFORMANCE BONUS: up to $175,000:

         The strategic objectives of the Company are:

         a)  to increase revenues within 12-15 months to $125,000,000 per year;
         b) to maintain an operating margin of profit after interest payments, depreciation and amortization of at least 15-18%; and
         c) to maintain a ratio of return on invested capital (for this purpose, including both equity and subordinated debt to the stockholders) of at least 25%.

* This bonus is discretionary for the first fiscal year of Company's operations and thereafter will be based upon achievement of the Company's strategic objectives as set forth from time to time by its Board of Directors.

COVENANT NOT TO COMPETE:            36 months

SEVERANCE PAYMENT:         $225,000* per year for each year of the Noncompete

-------------------------

         *A severance payment for thirty-six (36) months at a level of $150,000 per year is guaranteed by Sykes regardless of termination of employment, including termination for cause by the Company or termination by the Executive. If not otherwise paid by the Company electing to enforce the noncompete, such $150,000 per year will be paid by Sykes. In any circumstance, except a termination by the Company for other than death, disability or cause, where Company elects to enforce the noncompete, Sykes is to be released from this obligation but retains its rights to enforce the noncompete.

         IN WITNESS WHEREOF, the parties have executed this Exhibit A as of the 31st day of December, 1997.

                               SYKES HEALTHPLAN SERVICES, INC.

                               By:      /s/ David E. Garner
                                        ---------------------------------------
                                        David E. Garner, President

                               Attest:
                                        ---------------------------------------
                                        David E. Garner, Secretary

                               "EXECUTIVE"


                               ------------------------------------------------
                               DAVID E. GARNER

                               SYKES ENTERPRISES, INCORPORATED

                               By:      /s/ John H. Sykes
                                        ---------------------------------------
                                        John H. Sykes, Chief Executive Officer

                               Attest:  /s/ Margery Bass
                                        ---------------------------------------
                                        Margery Bass, Secretary





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